                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 16, 2001
                                                        -----------------


                               ROADWAY CORPORATION
               (Exact Name of Registrant as Specified in Charter)

               Delaware                                000-32821                         34-1956254
     (State or Other Jurisdiction                   (Commission File                   (IRS Employer
          of Incorporation)                             Number)                     Identification No.)


             1077 Gorge Boulevard
                  Akron, Ohio                                                              44310
   (Address of Principal Executive Offices)                                             (Zip Code)

        Registrant's telephone number, including area code (330) 384-1717

ITEM 5.  OTHER EVENTS.

         In connection with the offering referenced in the Current Report on Form 8-K filed earlier today, November 16, 2001, the following pro forma financial information is provided.


             UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL DATA

     The following unaudited condensed combined pro forma financial statements and explanatory notes have been prepared to give effect to our acquisition of Arnold and the consummation of the transactions related thereto. At the time of the closing of the acquisition of Arnold, a wholly owned acquisition subsidiary of Roadway will be merged with and into Arnold for aggregate cash consideration of approximately $553.0 million. The transaction is being accounted for as a purchase business combination.

     In accordance with Article 11 of Regulation S-X under the Securities Act, an unaudited condensed combined pro forma balance sheet as of September 8, 2001 and unaudited condensed combined pro forma statements of income for the thirty-six weeks (three quarters) ended September 8, 2001 and the year ended December 31, 2000, have been prepared to reflect our acquisition of Arnold and the consummation of the transactions related thereto. The following unaudited pro forma financial statements have been prepared based upon the historical financial statements of Roadway and Arnold. We operate on 13 four-week accounting periods with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter. Arnold operates on a calendar basis. Additionally, the pro forma financial statements reflect certain balance sheet and statement of income reclassifications made to conform Arnold's presentations to our presentations. The unaudited pro forma financial statements should be read in conjunction with:

     - our historical audited consolidated financial statements for the year ended December 31, 2000, and our unaudited condensed consolidated financial statements as of September 8, 2001 and for the thirty-six week period (three quarters) ended September 8, 2001, and

     - the historical audited consolidated financial statements of Arnold for the year ended December 31, 2000, and the unaudited condensed consolidated financial statements as of September 30, 2001 and for the nine month period ended September 30, 2001.

     The pro forma balance sheet was prepared by combining our historical unaudited consolidated balance sheet data as of September 8, 2001 and the historical unaudited consolidated balance sheet data as of September 30, 2001 for Arnold, adjusted to reflect the use of proceeds from the notes offered by this offering circular, the borrowings under our new credit facility, the proceeds from the accounts receivable securitization and the intended sale of ARLO. We expect that either concurrently with or shortly after the acquisition of Arnold, we will sell substantially all of ARLO's assets for $105.0 million in cash. The data has also been adjusted to reflect the application of net after-tax proceeds, which are estimated to be $75.0 million, to prepay a portion of the borrowings under the new credit facility. ARLO is reported as a segment of Arnold, with 2000 and nine month 2001 revenues of approximately $47.8 million and $42.8 million, respectively. The pro forma balance sheet reflects the historical unaudited financial position of Roadway and Arnold, adjusted to present the acquisition of Arnold and consummation of these related transactions as if each had occurred at September 8, 2001.

     The pro forma statements of income were prepared using the historical consolidated statements of income data for both us and Arnold assuming the acquisition and related transactions had each occurred on January 1, 2000. The pro forma statement of income for the year ended December 31, 2000 was prepared by combining the historical audited consolidated statements of income data of us and the historical audited consolidated statements of income data of Arnold for the year ended December 31, 2000. The pro forma statement of income for the thirty-six week period (three quarters) ended September 8, 2001 was prepared by combining the historical unaudited consolidated statement of income data of us for the thirty-six week period (three quarters) ended September 8, 2001 and the historical unaudited consolidated statement of income data of Arnold for the nine month period ended September 30, 2001. The pro forma statements of income give effect to the cost associated with financing the acquisition, including interest expense and amortization of deferred loan origination fees.

     The pro forma financial statements are prepared for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisition and sale transaction described above had been consummated at the beginning of the periods or the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The pro forma financial statements do not include any adjustments related to any restructuring charges, profit improvements, potential costs savings or one-time charges which may result from the acquisition of Arnold, the intended sale of ARLO or the result of final valuations of supplies, carrier operating property, other equipment and fixtures, investments in limited partnerships, intangible assets and employee benefit obligations. Following the acquisition, Roadway and Arnold will continue to operate independently under their respective brand names and each company's management team and headquarters location will remain the same. Therefore, we expect no integration costs. The pro forma financial statements include an adjustment related to our intended sale of ARLO. If the final sales proceeds are different than that assumed in the pro forma financial statements, "costs in excess of net tangible assets acquired and other intangible assets," long term debt, interest expense and tax expense would change.

     Upon closing of the acquisition, we will undertake a process to determine the fair value at the date of acquisition of the tangible and intangible assets acquired and liabilities assumed of Arnold. We expect that the process of determining the fair value of most assets and liabilities will be substantially completed by March 31, 2002, subject to the finalization of any contingencies which are identified which may require future adjustment to arrive at a final purchase price allocation. As a result of this process, we anticipate that a portion of the amount initially classified as "costs in excess of net tangible assets acquired and other intangible assets" in the pro forma financial statements, which in accordance with Statement of Financial Accounting Standards No. 142 will not be amortized, will be reclassified to the tangible and identified intangible assets acquired, based on their estimated fair values at the date of acquisition. These tangible and identified intangible assets will be depreciated and amortized over their estimated useful lives. The excess of the purchase price over the fair value of the tangible and identified intangible assets acquired will be classified as goodwill, which will not be amortized. As a result, the actual amount of depreciation and amortization expense may be materially different from that presented in the pro forma statements of income. Costs associated with implementing profit improvement programs initiated subsequent to the consummation of the acquisition will be charged to our earnings.

     The acquisition has not been consummated as of the preparation of these pro forma financial statements and there can be no assurances that the acquisition will be consummated in the future. Our acquisition of Arnold is a condition to the closing of this offering, but the sale of ARLO is not.

        CONDENSED COMBINED PRO FORMA BALANCE SHEET -- SEPTEMBER 8, 2001
                                  (UNAUDITED)

                                                                      ROADWAY PRO        ROADWAY
                                           ROADWAY        ARNOLD         FORMA         COMBINED PRO
                                          HISTORICAL   ADJUSTED(26)   ADJUSTMENTS        FORMA(1)
                                          ----------   ------------   -----------      ------------
                                                           (DOLLARS IN THOUSANDS)
ASSETS
  Current assets:
     Cash and cash equivalents..........  $   82,554     $ 51,036      $ (66,400)(2)    $  110,690
                                                                          13,500(3)
                                                                         105,000(4)
                                                                         (75,000)(5)
       Accounts receivable, net.........     283,319       42,319       (100,000)(6)       225,638
       Prepaid expense and supplies.....      20,316        7,823                           28,139
                                          ----------     --------      ---------        ----------
Total current assets....................     386,189      101,178       (122,900)          364,467
Carrier operating property, at cost.....   1,426,141      347,048       (155,275)(7)     1,627,503
                                                                           9,589(8)
  Less: allowance for depreciation......   1,001,747      155,275       (155,275)(7)     1,001,747
                                          ----------     --------      ---------        ----------
Net carrier operating property..........     424,394      191,773          9,589           625,756
Costs in excess of net tangible assets
  acquired and other intangible
  assets................................      15,206        7,459        247,494(9)        266,900
                                                                          (7,459)(10)
                                                                           4,200(11)

Deferred income taxes...................      46,375        1,765        (38,926)(12)        9,214
Other assets............................                    9,001          9,300(11)        18,301
                                          ----------     --------      ---------        ----------
TOTAL ASSETS............................  $  872,164     $311,176      $ 101,298        $1,284,638
                                          ==========     ========      =========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................  $  180,012     $ 17,385      $  13,500(11)    $  248,147
                                                                           7,250(13)
                                                                          30,000(14)
  Salaries and wages....................     108,304       12,166                          120,470
  Current portion-long-term debt,
     freight and casualty claims
     payable............................      51,680        3,147                           54,827
                                          ----------     --------      ---------        ----------
Total current liabilities...............     339,996       32,698         50,750           423,444
Long-term liabilities:
  Casualty claims and other.............      62,685        4,026                           66,711
  Accrued pension and postretirement
     health care........................     119,617                                       119,617
  Deferred income taxes.................                   34,995          3,931(15)
                                                                         (38,926)(12)
  Long-term debt........................                                 400,000(16)       325,000
                                                                         (75,000)(5)
                                          ----------     --------      ---------        ----------
Total long-term liabilities.............     182,302       39,021        290,005           511,328
Total stockholders' equity..............     349,866      239,457       (239,457)          349,866
                                          ----------     --------      ---------        ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY................................  $  872,164     $311,176      $ 101,298        $1,284,638
                                          ==========     ========      =========        ==========

                 CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                                  (UNAUDITED)

                                           THIRTY-SIX WEEKS (THREE QUARTERS) ENDED SEPTEMBER 8, 2001
                                           ----------------------------------------------------------
                                                                         ROADWAY           ROADWAY
                                            ROADWAY        ARNOLD       PRO FORMA         COMBINED
                                           HISTORICAL   ADJUSTED(27)   ADJUSTMENTS      PRO FORMA(1)
                                           ----------   ------------   -----------      -------------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue..................................  $1,924,251     $292,996                       $2,217,247
Operating expenses:
  Salaries, wages and benefits...........   1,229,033      141,933                        1,370,966
  Operating supplies and expenses........     336,833       46,109      $   (213)(17)       382,729
  Purchased transportation...............     191,954       39,468                          231,422
  Operating taxes and licenses...........      49,829        7,761                           57,590
  Insurance and claims...................      34,044        7,869                           41,913
  Provision for depreciation.............      47,617       20,853           664(18)         69,134
  Net loss (gain) on sale of carrier
     operating property..................         534           25                              559
                                           ----------     --------      --------         ----------
       Total operating expenses..........   1,889,844      264,018           451          2,154,313
                                           ----------     --------      --------         ----------
Operating income.........................      34,407       28,978          (451)            62,934
  Interest expense.......................        (505)         (63)      (18,818)(19)       (19,386)
  Other income (expense), net............      (3,752)        (700)       (1,344)(20)
                                                                            (854)(21)
                                                                           1,286(22)         (5,364)
                                           ----------     --------      --------         ----------
       Total other income (expense)......      (4,257)        (763)      (19,730)           (24,750)
                                           ----------     --------      --------         ----------
Income before income taxes...............      30,150       28,215       (20,181)            38,184
Provision for income taxes...............      12,964       10,262        (7,571)(23)        15,655
                                           ----------     --------      --------         ----------
Net income...............................  $   17,186     $ 17,953      $(12,610)        $   22,529
                                           ==========     ========      ========         ==========
Earnings per share -- diluted............  $     0.91     $   0.95      $  (0.67)        $     1.19
                                           ==========     ========      ========         ==========
Fully diluted shares outstanding.........      18,938       18,938        18,938             18,938
                                           ==========     ========      ========         ==========
Operating ratio(24)......................        98.2%        90.1%                            97.2%
                                           ==========     ========                       ==========
CALCULATION OF EBITDA:
Income before income taxes...............                                                $   38,184
Interest expense.........................                                                    19,386
Depreciation.............................                                                    69,134
Amortization of costs in excess of net
  tangible assets acquired and other
  intangible assets......................                                                       833
Amortization of loan origination fees....                                                     1,344
                                                                                         ----------
EBITDA(25)...............................                                                $  128,881
                                                                                         ==========

                 CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                                  (UNAUDITED)

                                                          YEAR ENDED DECEMBER 31, 2000
                                           ----------------------------------------------------------
                                                                         ROADWAY           ROADWAY
                                            ROADWAY        ARNOLD       PRO FORMA         COMBINED
                                           HISTORICAL   ADJUSTED(28)   ADJUSTMENTS      PRO FORMA(1)
                                           ----------   ------------   -----------      -------------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue..................................  $3,039,560     $414,543                       $3,454,103
Operating expense:
  Salaries, wages and benefits...........   1,889,928      189,135                        2,079,063
  Operating supplies and expenses........     544,774       62,501      $   (284)(17)       606,991
  Purchased transportation...............     308,089       58,633                          366,722
  Operating taxes and licenses...........      78,271       10,392                           88,663
  Insurance and claims...................      64,442        9,858                           74,300
  Provision for depreciation.............      55,675       29,509           959(18)         86,143
  Net loss (gain) on sale of carrier
     operating property..................       1,969       (1,977)                              (8)
                                           ----------     --------      --------         ----------
       Total operating expenses..........   2,943,148      358,051           675          3,301,874
                                           ----------     --------      --------         ----------
Operating income.........................      96,412       56,492          (675)           152,229
  Interest expense.......................        (341)      (1,340)      (28,002)(19)       (29,683)
  Other income (expense), net............       2,213        1,622        (1,958)(20)
                                                                          (1,243)(21)           634
                                           ----------     --------      --------         ----------
       Total other income (expense)......       1,872          282       (31,203)           (29,049)
                                           ----------     --------      --------         ----------
Income before income taxes...............      98,284       56,774       (31,878)           123,180
Provision for income taxes...............      41,742       20,975       (12,213)(23)        50,504
                                           ----------     --------      --------         ----------
Net income...............................  $   56,542     $ 35,799      $(19,665)        $   72,676
                                           ==========     ========      ========         ==========
Earnings per share -- diluted............  $     2.98     $   1.88      $  (1.03)        $     3.83
                                           ==========     ========      ========         ==========
Fully diluted shares outstanding.........      18,992       18,992        18,992             18,992
                                           ==========     ========      ========         ==========
Operating ratio(24)......................        96.8%        86.4%                            95.6%
                                           ==========     ========                       ==========

CALCULATION OF EBITDA:
Income before income taxes...............                                                $  123,180
Interest expense.........................                                                    29,683
Depreciation.............................                                                    86,161
Amortization of costs in excess of net
  tangible assets acquired and other
  intangible assets......................                                                     1,203
Amortization of loan origination fees....                                                     1,958
                                                                                         ----------
EBITDA(25)...............................                                                $  242,185
                                                                                         ==========

      NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

(1) The unaudited pro forma financial statements do not give effect to any potential cost savings or other profit improvements that could result from the acquisition. Roadway will undertake a study to determine the allocation of the total purchase price to the various tangible and intangible assets acquired and the liabilities assumed. These pro forma financial statements reflect a preliminary allocation of purchase price which is subject to change based on the finalization of the fair value of the tangible and intangible assets acquired and liabilities assumed as of the acquisition date. The preliminary estimated fair value of the assets acquired and the liabilities assumed in the acquisition are as follows:

                                                       TOTAL     ARLO     NET
                                                       ------   ------   ------
                                                        (DOLLARS IN MILLIONS)
Tangible assets acquired at fair value...............  $376.3   $(53.7)  $322.6
Costs in excess of the net tangible assets of the
  acquired business..................................   277.1    (25.4)   251.7
Acquisition costs....................................   (13.5)      --    (13.5)
Liabilities assumed..................................   (87.0)     4.1    (82.9)
                                                       ------   ------   ------
Total purchase price.................................  $552.9   $(75.0)  $477.9
                                                       ======   ======   ======

      These pro forma financial statements are not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated at the dates indicated, nor necessarily indicative of future operating results.

(2) Reflects excess cash available at Roadway to be used in connection with financing the acquisition.

(3) Reflects direct transaction related expenses of $4.2 million and loan origination costs of $9.3 million which are accrued but unpaid in the pro forma balance sheet.

(4)   Represents expected gross proceeds from the sale of ARLO.

(5) Represents the application of net after-tax proceeds, which are estimated to be $75.0 million, from our intended sale of ARLO to prepay a portion of the borrowings under the new credit facility.

(6) Reflects the sale of accounts receivable of $100.0 million in connection with the receivables financing used to finance, in part, the acquisition of Arnold.

(7) Represents elimination of historical accumulated depreciation due to the application of purchase accounting.

(8) Represents the preliminary net adjustment to carrier operating property, buildings and other equipment and fixtures based on estimated fair values as required by purchase accounting.

(9) Reflects the preliminary estimated adjustment for the costs in excess of the net tangible assets of the acquired business at estimated fair value. Roadway will undertake a study to determine the allocation of the total purchase price to the various assets acquired and liabilities assumed in order to allocate the total purchase price to the various intangible assets, if any, acquired. Management believes, on a preliminary basis, there may be intangible assets which will be evaluated. Any excess not attributable to tangible and intangible assets will be reflected as costs in excess of net tangible assets acquired and other intangible assets. The sensitivity of the valuations regarding the above can be significant. Accordingly, Roadway intends to continue to evaluate the assets acquired and liabilities assumed and, as a result, the allocation of the purchase price among the tangible and intangible assets is subject to change.

(10)  Represents the elimination of the historical goodwill from Arnold.

(11) Represents the accrual of certain direct transaction expenses associated with completing the acquisition and deferred financing costs related to the financing associated with the acquisition, including banking, legal, accounting and other.

(12) Reflects certain balance sheet and statement of income reclassifications made to conform Arnold's presentation to Roadway's presentation.

(13) Represents the accrual on Arnold's opening balance sheet of certain direct transaction expenses associated with completing the acquisition and related transactions, including banking, legal, accounting and other.

(14) Represents the accrual of currently payable income taxes associated with the taxable gain on the sale of ARLO.

(15) Represents deferred tax liabilities associated with the step-up in the basis of carrier operating property, buildings, other equipment and fixtures based on estimated fair values as required by purchase accounting.

(16) Represents the issuance of $225.0 million of the notes offered by this offering circular and $175.0 million of term loan borrowings under the new credit facility, used to finance the acquisition of Arnold.

(17) Adjustment to remove Arnold's historical amortization of costs in excess of net tangible assets acquired and other intangible assets.

(18) Adjustment to record incremental depreciation expense on the step-up of Arnold's property and equipment.

(19) Adjustment to record additional interest expense on the new Roadway financing arrangements.

(20) Adjustment to record amortization of deferred financing costs related to the new Roadway financing arrangements.

(21) Adjustment to reflect the facility fee on the Roadway revolving line of credit.

(22) Adjustment to reverse direct transaction costs recorded by Arnold related to the acquisition including legal, accounting and other.

(23) Adjustment to record the income tax impact of the pro forma adjustments assuming a combined pro forma effective income tax rate of 41%.

(24) The operating ratio is defined as the ratio of total operating expenses for a period to total revenues for that period.

(25) EBITDA is defined as income before income tax expense, interest expense, depreciation expense, amortization of costs in excess of net tangible assets acquired and other intangible assets and amortization of deferred loan origination fees. While EBITDA should not be considered a substitute for operating income or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is included in this offering circular to provide additional information with respect to our ability to meet our future debt service, capital expenditure and working capital requirements. EBITDA is also included because management believes that some investors find it to be a useful tool for measuring the ability to service debt.

(26) This adjustment relates to the intended sale of ARLO. The balance sheet at September 30, 2001 for Arnold was calculated as follows:

                                                  ARNOLD        ARLO           ARNOLD
                                                HISTORICAL   ADJUSTMENTS      ADJUSTED
                                                ----------   -----------      --------
                                                        (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...................   $ 38,661     $   (928)(a)    $ 51,036
                                                                13,303(b)
  Marketable securities.......................     13,303      (13,303)(b)
  Accounts receivable, net....................     50,868       (8,549)(a)      42,319
  Prepaid expenses and supplies...............      9,014       (1,191)(a)       7,823
  Current deferred tax asset..................      1,765       (1,765)(b)
                                                 --------     --------        --------
    Total current assets......................    113,611      (12,433)        101,178
  Property plant and equipment................    420,040      (72,992)(a)     347,048
  Accumulated depreciation....................    187,449      (32,174)(a)     155,275
                                                 --------     --------        --------
  Net property, plant and equipment...........    232,591      (40,818)        191,773
Other assets:
  Costs in excess of net tangible assets
    acquired and other intangible assets......     10,878       (3,419)(a)       7,459
  Deferred income taxes.......................                   1,765(b)        1,765
  Other long-term assets......................      9,142         (141)(a)       9,001
                                                 --------     --------        --------
Total assets..................................   $366,222     $(55,046)       $311,176
                                                 ========     ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................   $ 15,712     $   (489)(a)    $ 17,385
                                                                   361(b)
                                                                   705(b)
                                                                 1,096(b)
  Current notes payable.......................        237         (237)(a)
  Salaries and wages..........................     13,169         (642)(a)      12,166
                                                                  (361)(b)
  Income taxes payable........................        705         (705)(b)
  Freight and casualty claims payable.........      5,132         (889)(a)       3,147
                                                                (1,096)(b)
                                                 --------     --------        --------
    Total current liabilities.................     34,955       (2,257)         32,698
Other liabilities:
  Casualty claims payable and other...........      2,001        2,025(b)        4,026
  Notes payable...............................        918         (918)(a)
  Other long-term liabilities.................      2,050          (25)(a)
                                                                (2,025)(b)
  Deferred income taxes.......................     34,995                       34,995
                                                 ========     ========        ========
Total stockholders' equity....................    291,303      (51,846)        239,457
                                                 --------     --------        --------
Total liabilities and stockholders' equity....   $366,222     $(55,046)       $311,176
                                                 ========     ========        ========

       ----------------------

(a) Represents the historical cost of assets that will be sold and the liabilities that will not be assumed in connection with the sale of Arnold to Roadway due to the intended sale of ARLO, taken from the books and records of ARLO.

(b) Represents reclassification adjustments necessary to conform Arnold's financial statement presentation to Roadway's presentation.

(27) This adjustment relates to the intended sale of ARLO. For the nine months ended September 30, 2001, the Arnold adjusted pro forma statement of income was calculated as follows:

                                               ARNOLD        ARLO           ARNOLD
                                             HISTORICAL   ADJUSTMENTS      ADJUSTED
                                             ----------   -----------      --------
                                                     (DOLLARS IN THOUSANDS)
Revenues...................................   $335,789     $(42,793)(a)    $292,996
Operating expenses:
  Salaries, wages and benefits.............    164,045      (22,112)(a)     141,933
  Operating supplies and expenses..........     57,021      (10,912)(a)      46,109
  Purchased transportation.................     39,468                       39,468
  Operating taxes and licenses.............      8,304         (543)(a)       7,761
  Insurance and claims.....................      8,112         (243)(a)       7,869
  Provision for depreciation...............     24,310       (3,457)(a)      20,853
  Net loss (gain) on sale of carrier
     operating property....................         31           (6)             25
                                              --------     --------        --------
       Total operating expenses............    301,291      (37,273)        264,018
Operating income...........................     34,498       (5,520)         28,978
Interest expense...........................       (146)          83(a)          (63)
Other income (expense), net................       (700)                        (700)
                                              --------     --------        --------
Total other income (expense)...............       (846)          83            (763)
                                              --------     --------        --------
Income before income taxes.................     33,652       (5,437)         28,215
Provision for income taxes.................     12,420       (2,158)(a)      10,262
                                              --------     --------        --------
Net income.................................   $ 21,232     $ (3,279)       $ 17,953
                                              ========     ========        ========

       ----------------------

(a) Represents the elimination of historical results taken from the books and records of ARLO for the three quarters ended September 30, 2001. ARLO, which is reported as Arnold's logistics and warehousing segment, is intended to be sold in connection with the acquisition of Arnold.

(28) This adjustment relates to the intended sale of ARLO. For the year ended December 31, 2000, the Arnold adjusted pro forma statement of income was calculated as follows:

                                               ARNOLD        ARLO           ARNOLD
                                             HISTORICAL   ADJUSTMENTS      ADJUSTED
                                             ----------   -----------      --------
                                                     (DOLLARS IN THOUSANDS)
Revenues...................................   $462,365     $(47,822)(a)    $414,543
Operating expenses:
  Salaries, wages and benefits.............    212,403      (23,268)(a)     189,135
  Operating supplies and expenses..........     75,273      (12,772)(a)      62,501
  Purchased transportation.................     58,633                       58,633
  Operating taxes and licenses.............     11,173         (781)(a)      10,392
  Insurance and claims.....................     10,081         (223)(a)       9,858
  Provision for depreciation...............     33,359       (3,850)(a)      29,509
  Net loss (gain) on sale of carrier
     operating property....................     (1,977)                      (1,977)
                                              --------     --------        --------
       Total operating expenses............    398,945      (40,894)        358,051
Operating income...........................     63,420       (6,928)         56,492
Interest expense...........................     (1,646)         306(a)       (1,340)
Other income (expense), net................      1,304          318(a)        1,622
                                              --------     --------        --------
Total other income (expense)...............       (342)         624             282
                                              --------     --------        --------
Income before income taxes.................     63,078       (6,304)         56,774
Provision for income taxes.................     23,541       (2,566)(a)      20,975
                                              --------     --------        --------
Net income.................................   $ 39,537     $ (3,738)       $ 35,799
                                              ========     ========        ========

       ----------------------

(a) Represents the elimination of historical results taken from the books and records of ARLO for the year ended December 31, 2000. ARLO, which is reported as Arnold's logistics and warehousing segment, is intended to be sold in connection with the acquisition of Arnold.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ROADWAY CORPORATION



                                       By: /s/ John J. Gasparovic
                                          --------------------------------------
                                          Name: John J. Gasparovic
                                          Title: Vice President, General Counsel
                                                 and Secretary

Date: November 16, 2001